AETNA VARIABLE PORTFOLIOS, INC.

                        ARTICLES SUPPLEMENTARY


        AETNA VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment
Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: The Board of Directors of the Corporation, at its meeting held on September 24, 1997, adopted a resolution increasing the total number of shares of stock which the Corporation shall have authority to issue to two billion (2,000,000,000) shares of common stock of the par value of $0.001 per share and of the aggregate par value of two million dollars ($2,000,000); and

        SECOND: The Board of Directors, at its meeting held on September 24, 1997, by resolutions, did designate and classify seven hundred million (700,000,000) shares of common stock of the Corporation into seven new portfolios (individually, "Portfolio") as follows:

                                                   Number of
Name of Portfolio                               Shares Allocated
-----------------                               ----------------

Aetna Index Plus Bond Portfolio                   100,000,000

Aetna Index Plus Mid Cap Portfolio                100,000,000

Aetna Mid Cap Portfolio                           100,000,000

Aetna Index Plus Small Cap Portfolio              100,000,000

Aetna High Yield Portfolio                        100,000,000

Aetna Real Estate Securities Portfolio            100,000,000

Aetna International Portfolio                     100,000,000

        THIRD: Each Portfolio of the Corporation shall have preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares as set forth in paragraph SEVENTH and elsewhere in the Corporation's Articles of Incorporation.

        FOURTH: The shares of the Corporation authorized and classified pursuant to paragraphs FIRST and SECOND of these Articles Supplementary have been so authorized and classified by the Board of Directors under the authority contained in the Charter of the Corporation. The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

        FIFTH: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had the authority to issue one billion (1,000,000,000) shares of common stock of the par value of $0.001 per share and of the aggregate par value of one million dollars ($1,000,000), of which the Board of Directors had designated and classified four hundred million (400,000,000) shares as follows:

                                                          Number of
Name of Portfolio                                     Shares Allocated
-----------------                                     ----------------

AETNA VARIABLE INDEX PLUS PORTFOLIO                      100,000,000

AETNA VARIABLE SMALL COMPANY PORTFOLIO                   100,000,000

AETNA VARIABLE GROWTH PORTFOLIO                          100,000,000

AETNA VARIABLE CAPITAL APPRECIATION PORTFOLIO            100,000,000

        SIXTH: Immediately following the effectiveness of these Articles Supplementary, the Corporation will have authority to issue two billion (2,000,000,000) shares of common stock of the par value of $0.001 per share and of the aggregate par value of two million dollars ($2,000,000) of which the Board has designated and classified one billion, one hundred million (1,100,000,000) shares as set forth in paragraphs SECOND and FIFTH of these Articles Supplementary.

IN WITNESS WHEREOF, Aetna Variable Portfolios, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.



ATTEST:                                  AETNA VARIABLE PORTFOLIOS, INC.


/s/ Amy R. Doberman                      By: /s/ Shaun P. Mathews
    Amy R. Doberman                              Shaun P. Mathews
    Secretary                                    President



Date: October 28, 1997
      Hartford, Connecticut


CORPORATE SEAL

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